Exhibit 10.2
AMENDMENT TO
G&K SERVICES EXECUTIVE EMPLOYMENT AGREEMENT
     This Amendment to G&K Services Executive Employment Agreement is entered into as of the close of business on May 7, 2009 (the “Effective Time”) and amends that Executive Employment Agreement by and between G&K Services, Inc. (“G&K Services”) and Jeffrey L. Wright (“Executive”), dated as of November 16, 2007 and as amended as of April 10, 2009 (the “Employment Agreement”).
INTRODUCTION
A. Executive has been employed by G&K Services as Senior Vice President and Chief Financial Officer, pursuant to the Employment Agreement.
B. G&K Services desires to promote Executive to the position of Executive Vice President and Chief Financial Officer, appoint Executive to the Board of Directors of G&K Services and award Executive additional compensation in connection with such promotion and appointment, subject to the additional terms and conditions set forth in this Amendment.
AMENDMENT
     NOW, THEREFORE, in consideration of the facts recited above, and the parties’ mutual undertakings, G&K Services and Executive agree to the following:
     1. As of the Effective Time, Section 2.1 of the Employment Agreement is hereby amended by deleting the second sentence of said section and inserting in lieu thereof the following:
     “Executive will serve in the capacity of Employer’s Executive Vice President and Chief Financial Officer, or such other comparable senior leadership positions as determined by Employer.”
     2. As of the Effective Time, Section 4.1 of the Employment Agreement is hereby amended by adding the following sentence at the end of said section:
“Immediately upon termination of Executive’s employment with Employer for any reason, Executive will submit a written resignation from all positions then held by him as a director or officer of Employer and of any subsidiary, parent or affiliated entity of Employer, such resignations to be effective as of the Date of Termination.”
     3. The capitalized terms used in this Amendment not defined herein shall have the meanings set forth in the Employment Agreement. Except as expressly amended and restated herein, the Employment Agreement, as hereby amended, remains in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the 7th day of May, 2009.

EMPLOYER	G&K SERVICES, INC.
/s/ Jacquelyn T. Punch
By Jacquelyn T. Punch
SVP, HR

EXECUTIVE	/s/ Jeffrey L. Wright
Jeffrey L. Wright